Investor Relations Contact:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces First Quarter Fiscal 2012 Financial Results
CommVault Reports Record Quarterly Revenues of $91.5 million
First Quarter Fiscal 2012 Highlights Include:

First Quarter
GAAP Results:
Revenues	$91.5 million
Income from Operations (EBIT)	$10.0 million
EBIT Margin	10.9%
Diluted Earnings Per Share	$0.15

Non-GAAP Results:
Income from Operations (EBIT)	$15.2 million
EBIT Margin	16.6%
Diluted Earnings Per Share	$0.21
OCEANPORT, N.J. — August 2, 2011 — CommVault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2011.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We began fiscal year 2012 with an excellent first quarter which was highlighted by revenue growth of 38%, non-GAAP EBIT growth of 100% and operating cash flow growth of 95% over the same period a year ago. Our 38% growth in total revenues was driven by another quarter of record enterprise software deals (transactions greater than $100,000) and improved results across all geographies. Our first quarter results continue to validate the strategic relevance of our Simpana 9 data and information management software platform and our ability to penetrate large enterprise accounts. We were also successful in making substantial investments to position the company for longer term growth while delivering solid year over year improved profitability.
Total revenues for the first quarter of fiscal 2012 were $91.5 million, an increase of 38% over the first quarter of fiscal 2011 and an increase of 2% over the prior quarter. Software revenue in the first quarter of fiscal 2012 was $43.8 million, an increase of 55% year-over-year and remained relatively flat sequentially. Services revenue in the first quarter of fiscal 2012 was $47.7 million, increases of 26% year-over-year and 5% sequentially.

Income from operations (EBIT) was $10.0 million for the first quarter, a 173% increase from $3.7 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 100% to $15.2 million in the first quarter of fiscal 2012 compared to $7.6 million in the first quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) decreased 12% in the first quarter of fiscal 2012.
For the first quarter of fiscal 2012, CommVault reported net income of $7.0 million, an increase of $3.5 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 94% to $9.8 million, or $0.21 per diluted share, from $5.1 million, or $0.11 per diluted share, in the same period of the prior year.
Operating cash flow totaled $31.1 million for the first quarter of fiscal 2012 compared to $15.9 million in the first quarter of fiscal 2011. Total cash and short-term investments were $254.2 million as of June 30, 2011 compared to $218.3 million as of March 31, 2011.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	On July 5, 2011, CommVault announced it had won the 2011 Microsoft Server Platform Partner of the Year Award. CommVault was honored among a global field of top Microsoft partners for demonstrating excellence in innovation and implementation of customer solutions based on Microsoft technology.

•	On May 31, 2011, CommVault announced that it had entered into a global OEM agreement with NetApp under which NetApp will integrate elements of CommVault’s industry leading Simpana® 9 software with NetApp SnapShot™ and replication technology, under the NetApp SnapProtect® brand.

•	On May 26, 2011, CommVault announced that it its Simpana® 9 software had been named the winner of the Backup and Recovery category in the Best of TechEd 2011 awards program produced by Penton Media’s Windows IT Pro, SQL Server Magazine, DevPro Connections and SharePoint Pro.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 36% in fiscal 2012 and 34% in fiscal 2011.
CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the first quarter of fiscal 2012 was 31% and the GAAP tax rate for the first quarter of fiscal 2011 was 7%. On an annual basis, the GAAP tax rate over the past five fiscal years was 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years is estimated to be 11% for fiscal 2011, approximately 10% for fiscal 2010 and approximately 13% for fiscal 2009. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate in fiscal 2012. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.
CommVault measured itself to non-GAAP tax rates of 34% in fiscal 2011 and 36% in fiscal 2012. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
CommVault will host a conference call today, August 2, 2011, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 866-578-5784 (domestic) or 617-213-8056 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.
About CommVault
A singular vision — a belief in a better way to address current and future data and information management needs — guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software modules were designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Backup, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, Farline, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, SnapProtect, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
Revenues:
Software	$43,801	$28,295
Services	47,726	38,005

Total revenues	91,527	66,300

Cost of revenues:
Software	617	556
Services	11,426	8,964

Total cost of revenues	12,043	9,520

Gross margin	79,484	56,780

Operating expenses:
Sales and marketing	49,758	35,826
Research and development	9,271	8,640
General and administrative	9,417	7,749
Depreciation and amortization	1,025	895

Income from operations	10,013	3,670
Interest expense	(26)	(27)
Interest income	165	119

Income before income taxes	10,152	3,762
Income tax expense	3,113	264

Net income	$7,039	$3,498

Net income per common share:
Basic	$0.16	$0.08

Diluted	$0.15	$0.08

Weighted average common shares outstanding:
Basic	44,171	43,168

Diluted	47,268	46,098

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$251,011	$217,170
Short-term investments	3,146	1,150
Trade accounts receivable, net	59,789	73,891
Prepaid expenses and other current assets	9,811	8,476
Deferred tax assets, net	12,527	12,043

Total current assets	336,284	312,730

Deferred tax assets, net	21,610	21,736
Property and equipment, net	6,859	6,400
Other assets	2,126	1,633

Total assets	$366,879	$342,499

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,191	$1,658
Accrued liabilities	34,487	33,475
Deferred revenue	103,071	98,217

Total current liabilities	139,749	133,350

Deferred revenue, less current portion	15,036	14,695
Other liabilities	6,707	6,324

Total stockholders’ equity	205,387	188,130

Total liabilities and stockholders’ equity	$366,879	$342,499

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
Cash flows from operating activities
Net income	$7,039	$3,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,063	923
Noncash stock-based compensation	4,451	3,585
Excess tax benefits from stock-based compensation	(1,602)	(554)
Deferred income taxes	(1,491)	(448)

Changes in operating assets and liabilities:
Trade accounts receivable	14,487	11,372
Prepaid expenses and other current assets	(1,312)	(2,071)
Other assets	(473)	(254)
Accounts payable	527	880
Accrued liabilities	3,532	(1,707)
Deferred revenue	4,516	1,735
Other liabilities	356	(1,040)

Net cash provided by operating activities	31,093	15,919

Cash flows from investing activities
Purchase of short term investments	(3,146)	(2,501)
Proceeds from maturity of short-term investments	1,150	—
Purchase of property and equipment	(1,518)	(773)

Net cash used in investing activities	(3,514)	(3,274)

Cash flows from financing activities
Repurchase of common stock	—	(12,905)
Proceeds from the exercise of stock options	4,202	4,409
Excess tax benefits from stock-based compensation	1,602	554

Net cash provided by (used in) financing activities	5,804	(7,942)

Effects of exchange rate — changes in cash	458	(1,331)

Net increase in cash and cash equivalents	33,841	3,372
Cash and cash equivalents at beginning of period	217,170	169,518

Cash and cash equivalents at end of period	$251,011	$172,890

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$10,013	$3,670
Noncash stock-based compensation (1)	4,451	3,585
FICA expense on stock option exercises and vesting on restricted stock awards (2)	750	341

Non-GAAP income from operations	$15,214	$7,596

GAAP net income	$7,039	$3,498
Noncash stock-based compensation (1)	4,451	3,585
FICA expense on stock option exercises and vesting on restricted stock awards (2)	750	341
Non-GAAP provision for income taxes adjustment (3)	(2,414)	(2,350)

Non-GAAP net income	$9,826	$5,074

Diluted weighted average shares outstanding	47,268	46,098

Non-GAAP diluted net income per share	$0.21	$0.11

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended June 30,
	2011	2010
Cost of services revenue	$102	$101
Sales and marketing	2,093	1,599
Research and development	475	407
General and administrative	1,781	1,478

Stock-based compensation expense	$4,451	$3,585

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 36% in fiscal 2012 and 34% in fiscal 2011.